Exhibit 99.1

RESTRICTED STOCK AWARD
Pursuant to the
CONSTELLATION BRANDS, INC.

LONG-TERM STOCK INCENTIVE PLAN

Name of Participant:

Date of Grant:

Number of Shares:

Value of Each Share on Date of Grant:

Initial Vesting Date:

This RESTRICTED STOCK AWARD (this “Agreement”) confirms the grant by Constellation Brands, Inc. (the “Company”) of shares of restricted stock pursuant to the Company’s Long-Term Stock Incentive Plan, as amended from time to time (the “Plan”).

The Company and the Participant hereby agree as follows:

1.           Grant of Shares.  The Company grants to the Participant named above (the “Participant”), subject to and in accordance with the terms and conditions of the Plan and this Agreement, the number of shares of the Company’s Class A Common Stock, par value $.01 per share (“Class A Stock”), set forth above.  The grant of shares of Class A Stock to the Participant evidenced by this Agreement is an award of Restricted Stock and such shares of Restricted Stock are referred to herein as the “Shares”.  The Shares are granted as of the Date of Grant specified above (the “Date of Grant”).  Capitalized terms that are used in this Agreement but are not defined in this Agreement will have the meanings given to such terms in the Plan.

2.           Vesting of Shares.

  (a)           Service.  The Shares shall vest in accordance with the following vesting schedule:  25% of the Shares shall vest on the Initial Vesting Date specified above (the “Initial Vesting Date”); an additional 25% of the Shares shall vest on the first anniversary of the Initial Vesting Date; an additional 25% of the Shares shall vest on the second anniversary of the Initial Vesting Date; and the remaining balance of the Shares shall vest on the third anniversary of the Initial Vesting Date (the “Final Vesting Date”); provided, in each case, that the Participant remains in continuous employment with the Company or its Subsidiaries until such date.

  (b)           Death or Disability.  If the Participant ceases to be employed by the Company or its Subsidiaries prior to the Final Vesting Date as a result of the Participant’s death or Disability, any Shares that have not vested prior to the date of the Participant’s death or Disability shall immediately vest.

  (c)           Change in Control.  The Shares are subject to the provisions of the Plan pertaining to a Change in Control of the Company.

3.           Forfeiture.  Notwithstanding any default provision in the Plan to the contrary, if the Participant ceases to be employed by the Company or its Subsidiaries for any reason (including, but without limitation, Retirement) before the occurrence of a vesting event set forth in Section 2 above, any unvested Shares (and any dividends or other distributions related to such Shares) shall be forfeited to the Company.

4.           Release of Shares.  The Shares (and any dividends or other distributions relating to the Shares) shall be held by the Company in a nominee account with the Company’s transfer agent (or such other account as the Company shall determine) for the benefit of the Participant until (a) the Shares become vested in accordance with Section 2 above, and (b) the Participant has satisfied his or her obligation to remit withholding taxes under Section 7 with respect to the Shares that have become vested in accordance with Section 2 above (any Shares with respect to which both of these requirements are satisfied are referred to as “Released Shares”, and the date on which both of these requirements are satisfied with respect to Released Shares is referred to as the “Release Date” with respect to such Released Shares).  Promptly following the Release Date, but subject to the provisions of Section 8 below, the Company will (i) cause the Released Shares to be electronically transferred to an account in the Participant’s name at the provider administering the Plan as it relates to Restricted Stock (the “Administrator”) or to a book-entry account in the Participant’s name with the Company’s transfer agent for the Class A Stock, and (ii) cause any dividends or other distributions relating to the Released Shares to be paid to the Participant or deposited to an account in the Participant’s name with the Administrator.  The Company reserves the right to transfer (or cause its transfer agent to transfer) to its treasury any Shares that are forfeited pursuant to this Agreement or the Plan and to recover and receive any dividends or other distributions relating to such forfeited Shares, in each case free of any claim or right of the Participant.

5.           Transferability.  The Participant shall have no right to sell, assign, transfer, pledge or otherwise encumber the Shares in any manner until the Shares have become Released Shares.  In the event that the Company permits the Participant to arrange for sales of Shares through the Administrator prior to the Release Date of the Shares (for the purpose of satisfying any payment requirement under Section 7 or otherwise), the Participant acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Participant, in each case if the Participant is not then permitted under the Company’s insider trading policy to engage in transactions with respect to securities of the Company.  If the Committee determines that the ability of the Participant to sell or transfer Released Shares is restricted, then the Company may place a restrictive legend or stop transfer notation on any certificate that may be issued to represent such Released Shares or on its books with respect to such Released Shares.  If a legend or stop transfer notation is placed on any certificate or the

Company’s books with respect to the Participant’s Released Shares, the Participant may only sell such Released Shares in compliance with such legend or notation.

6.           Section 83(b) Election.  The Participant may elect, within 30 days of the Date of Grant and pursuant to Section 83(b) of the Internal Revenue Code, to include in his or her gross income the fair market value of the Shares covered by this Agreement in the taxable year of grant.  If the Participant makes this election, he or she shall promptly notify the Company by submitting to the Company a copy of the statement the Participant filed with the Internal Revenue Service to effect such election.

7.           Withholding Taxes.  The Participant shall remit to the Company the amount needed to satisfy any federal, state or local income taxes, social security taxes, or other employment withholding taxes that may arise or be applicable as the result of a Section 83(b) election, the vesting of the Shares or otherwise.  In the event the Participant fails to remit such cash payment to the Company, the Company may deduct any required withholdings from other cash compensation payable to the Participant or any cash dividends otherwise payable to the Participant pursuant to clause (ii) of Section 4 above or take such other actions it deems appropriate.  Without limiting the generality of the foregoing, if the Participant has not made any payment required under this Section 7 within five (5) calendar days after notice by the Company of the amount due, the Company shall have the right to cancel the Award evidenced by this Agreement as it relates to all or any portion of the Shares that have not become Released Shares (whether or not such Shares have become vested in accordance with Section 2 above) by giving written notice of such cancellation to the Participant at any time after the end of such five (5)-calendar-day period but prior to the payment of the amount due.  In the event that the Award evidenced by this Agreement is cancelled with respect to any Shares pursuant to the preceding sentence, such Shares (and any dividends or other distributions related to such Shares) shall be forfeited to the Company.  Notwithstanding anything to the contrary in the Plan, the Participant shall not be entitled to satisfy any withholding obligations that arise as a result of this Agreement by having any Shares withheld by the Company or by delivering to the Company any shares of capital stock of the Company.

8.           General Restrictions on Transfer or Delivery of Shares.  The Company shall not be required to transfer or deliver any Released Shares or dividends or distributions relating to such Released Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to insure compliance with any law or Rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests therein.  The Award of Restricted Stock evidenced by this Agreement is also subject to the condition that, if at any time the Committee administering the Plan shall determine, in its discretion, that the listing, registration or qualification of the Shares (or any capital stock distributed with respect thereto) upon the New York Stock Exchange (or any other securities exchange or trading market) or under any state or Federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Award of Restricted Stock evidenced by this Agreement or the issuance, transfer or delivery of the Shares (or the payment of any dividends or other distributions related to the Shares), the Company shall not be required to transfer or deliver any Released Shares or dividends or distributions relating to such Released Shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Committee and free of any conditions not acceptable to the Committee.

9.           Rights as Shareholder.  Except for the dividend and distribution restrictions described below, and the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as the beneficial owner of the Shares, shall possess all the rights of a holder of the Company’s Class A Stock, including voting, dividend and other distribution rights; provided, however, that prior to the Shares becoming Released Shares, the Shares, as well as any dividends or other distributions with respect to the Shares, shall be held in the manner described in Section 4 above.  Any dividends or other distributions with respect to the Shares in the form of capital stock shall be treated as Restricted Stock in the same manner as the Shares.  If any Shares are forfeited to the Company, then any dividends or other distributions with respect to such forfeited Shares shall also be forfeited to the Company.

10.           Adjustment of Shares.  As provided by the Plan, in the event of any change in the Class A Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Class A Stock at a price substantially below fair market value, or of any similar change affecting the Class A Stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant hereunder.

11.           Coordination With Plan.  The Participant acknowledges that he or she has now or previously received a copy of the Plan and agrees to be bound by all of the terms and provisions thereof, including any which may conflict with those contained in this Agreement.

12.           Notices.  All notices to the Company shall be in writing and sent to the Company’s General Counsel at the Company’s corporate headquarters.  Notices to the Participant shall be addressed to the Participant at the address as from time to time reflected in the Company’s employment records as the Participant’s address.

IN WITNESS WHEREOF, the Company and the Participant have caused this Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated:	CONSTELLATION BRANDS, INC.

By:
Its:

Dated:
Participant